Appendix A: List of Funds under audit at September 30, 2004


Fund

CDC Nvest Funds Trust I:
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Government Securities Fund

CDC Nvest Funds Trust II:
Loomis Sayles Massachusetts Tax Free Income Fund

Loomis Sayles Funds I:
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Small Cap Value Fund
Loomis Sayles Small Company Growth Fund
Loomis Sayles Benchmark Core Bond Fund
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles U.S. Government Securities Fund

Loomis Sayles Funds II:
Loomis Sayles Aggressive Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles International Equity Fund
Loomis Sayles Research Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Tax-Managed Equity Fund (formerly the Loomis Sayles
Provident Fund)
Loomis Sayles Value Fund
Loomis Sayles Worldwide Fund
Loomis Sayles Managed Bond Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles High Income Fund
Loomis Sayles Limited Term U.S. Government Fund
Loomis Sayles Municipal Income Fund
Loomis Sayles Strategic Income Fund